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                                                                    Exhibit 5(g)

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   Complete and return to:                       THE UNITED STATES LIFE Insurance Company
    Administrative Center                             In the City of New York ("USL")
      P.O. Box 1401                              ELECTION OF ANNUITY PAYMENT OPTION/CHANGE FORM
    Houston, TX 77251-1401                                FOR VARIABLE ANNUITIES
800-247-6584 * (713) 831-3701 Fax
 Hearing Impaired (888) 436-5256
Please refer to "Definitions" on Page 2 before completing this form.
__________________________________________________________________________________________________________________________________
1.  Annuitant:___________________________________________________________        Annuitant's Date of Birth:_______________________

    Contract/Certificate Owner(s):_______________________________________        Contract/Certificate #:__________________________

    Address:_____________________________________________________________        Annuitant's Sex:     [ ]  Male     [ ]  Female

    Contract/Certificate Owner(s) Social Security
       (or Taxpayer I.D.) No.: ___________________________________________       Phone Number:  (    )____________________________
____________________________________________________________________________________________________________________________________

2.  Extended Maturity Date                                                        This option stipulates that a maturity option
    Extend the maturity date to_____________________.                             may be requested anytime prior to the extended
                                                                                  maturity date if desired.
____________________________________________________________________________________________________________________________________

3.  [ ] NOTICE AND                        Section 401(a)(9) of the Internal Revenue Code and IRS regulations impose
        DISCLAIMER OF                     certain minimum distribution requirements upon IRAs, tax sheltered annuities,
        REQUIRED DISTRIBUTIONS            and (S)401(k) plans. (See Proposed Regulations (S)1.401(a)(9)-1, (S)1.401(a)(9)-2,
        FROM INDIVIDUAL                   (S)1.403(b)-2, (S)1.408-8, and IRS Notice 88-38.) Generally, these rules require that
        RETIREMENT ANNUITIES and          distributions must commence after age 70 1\2.
        TAX SHELTERED ANNUITIES
        ((S)403(b) AND 401(k) PLANS)      Since USL is not in a position to determine whether or not you are in compliance with these distribution requirements, please consult your tax advisor or trustee of your plan, if applicable, to ensure your compliance with these rules.

                                          I have read the above notice and disclaimer and agree that USL is not liable for any penalty or any other liability I might incur due to my failure to satisfy the minimum distribution requirements referred to above.

                                                                          Initials of contract/certificate owner(s)  ______________
____________________________________________________________________________________________________________________________________
4.  Marital Status: [ ] Single   [ ] Married  [ ] Widowed  [ ] Divorced  |   5. I certify that the contract/certificate has been:
                                                                         |      [ ] Enclosed   [ ] Lost  [ ] Destroyed
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6.  Settlement Options

    a.  TSA, CORPORATE, AND HR-10 PENSION OR PROFIT SHARING PLAN PARTICIPANTS: If you are married at the time you are eligible to receive payments, the Employee Retirement Income Security Act of 1974 stipulates you will automatically receive a Joint and Survivor Annuity unless you and your spouse elect NOT to receive this annuity form. No other settlement option will be valid unless the election statement below is completed:

        [ ]   We hereby elect not to receive benefits under a Joint and Survivor Annuity Form.

        _______________________________________________________________________    _______________________________________________
        ANNUITANT SIGNATURE                                               DATE     SPOUSE SIGNATURE                           DATE

    b.  Elect one of the following settlement options: (Furnish proof of birth with election of Options 1-3. For election of Options 2-5, complete Section 10 for "Beneficiary/ Joint Annuitant.")  Surrender charges may be applicable per the contract or certificate provisions. (All Settlement options may not be available. Please refer to your contract or certificate.)

        [ ]  (1)  Life Annuity
        [ ]  (2)  Life Annuity with:                             [ ] 120   [ ] 180   [ ] 240    guaranteed monthly payments
        [ ]  (3)  Joint and Survivor Annuity with:    [ ] Full   [ ] 2\3   [ ] 1\2  benefits to survivor
        [ ]  (4)  Payments for a designated period. Length of period __________ years (from 5-40 years)
        [ ]  (5)* Installments of a specified dollar amount.    Dollar amount of each payment $_________________
                  Frequency of payment:  [ ] Monthly  [ ] Quarterly  [ ] Semiannually  [ ] Annually
                  *Option 5 is only available on a fixed basis.

    c.  Begin payments: (Mo./Day/Yr.) _____/_____/_____

    d.  Apply contract or certificate value toward payment as follows: ___________% Fixed Account
        _____% in Division _______    _____% in Division ______    _____% in Division ______    _______% in Division ________
        _____% in Division _______    _____% in Division ______    _____% in Division ______    _______% in Division ________
____________________________________________________________________________________________________________________________________
7.  Bank Agreement Authorization (for use when selecting Settlement Options 1-5 listed above) *Available on fixed payment options only.
    USL is hereby authorized and directed to transfer funds in settlement of the annuity payments as they become due to me, to the order of the bank or institution named below. I hereby authorize and direct the Bank to correct erroneous credits to my account received for due dates after my death or due to erroneous duplicate transfers by refunding the amount(s) to USL as being payments made under mistake of fact. I agree that USL shall not be liable for loss of funds during the process of transfer to the bank (or for delay in any such transfer) except where due to the negligence of USL. I reserve the right to revoke or cancel this bank authorization which must be made in writing to USL.

    _____________________________________________     |__|__|__|__|__|__|__|__|__|      Type of bank account (check one):
    Name of Bank                                      ABA Routing Number                    [ ] Savings  [ ] Checking*
                                                      (Obtain from Bank.)        * Attach a blank "voided" check from your account.

    _____________________________________________     ____________________________________________________________________________
    Name on Bank Account                              Bank Account Number

    ___________________________________________________________________________    (    )_________________________________________
    Address                       City                State                Zip     Phone Number
____________________________________________________________________________________________________________________________________
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8. Notice of Withholding
   Complete the following applicable lines when selecting a Settlement Option:
   1. I elect not to have income tax withheld from my pension or annuity. (Do not complete lines 2 or 3.)........... [ ]
   2. I want my withholding from each periodic pension or annuity payment to be figured using the number of allowances and marital status shown.
      (You may also designate a dollar amount on line 3.) Marital status: [ ] Single  [ ] Married  [ ] Married,
      but withhold at higher Single rate........................................................                    _______________
                                                                                                                      (Enter number
                                                                                                                     of allowances.)
   3. I want the following additional amount withheld from each pension or annuity payment. NOTE: For periodic payments, you cannot enter an amount here without entering the number (including zero) of allowances on line 2........................................................................................................ $_____________
____________________________________________________________________________________________________________________________________

 Under penalties of perjury, I certify: (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application and; (2) that I am not subject to backup withholding under Section 3406 (a)(1)(C) of the Internal Revenue Code.

 The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
____________________________________________________________________________________________________________________________________

 PLEASE SIGN HERE.___________________________________________________________________          Date________________________________
____________________________________________________________________________________________________________________________________
 9.  Change Allocation of Future Annuity Payments Instructions: Indicate the transfer of underlying investments and future payments. You are limited to the number of transfers. Refer to your contract or certificate for specific details. Please note that there is no option to transfer payments from the Fixed Account to the Separate Account.  Total must equal 100%; no fractional percentages.

     ______% from Division _________  to Division  ____________    _________ % from Division ____________  to Division _________

     ______% from Division _________  to Division  ____________    _________ % from Division ____________  to Division _________
____________________________________________________________________________________________________________________________________
10.  Joint Annuitant or Primary Beneficiary:
     _____________________________________________________   [ ] M   [ ] F Social Security (Taxpayer I.D.) No. ______/________/_____
     Last                  First                      M. I.

     ___________________________________________________________________________________     Date of Birth_______/________/________
     Address               City                 State                 Zip                                   MM      DD        YY
____________________________________________________________________________________________________________________________________

11.  In accordance with the terms of the contract/certificate designated herein, I hereby elect the above option and agree that this election supercedes and revokes any prior election.

_________________________________________________________________________________________
SIGNATURE OF ANNUITANT (AND JOINT ANNUITANT, IF APPLICABLE)                          DATE

_________________________________________________________________________________________
SIGNATURE OF CONTRACT/CERTIFICATE OWNER (IF OTHER THAN ANNUITANT)                    DATE

_________________________________________________________________________________________
SIGNATURE OF ASSIGNEE                                                                DATE

_________________________________________________________________________________________
SIGNATURE OF JOINT OWNER                                                             DATE

____________________________________________________________________________________________________________________________________

                                                            DEFINITIONS

  CONTRACT/CERTIFICATE OWNER:           The person, corporation, or trustee named in the contract or certificate application as the contract or certificate owner

  ANNUITANT:                            The person named in the contract or certificate application as the annuitant

  PARTICIPANT:                          An employee eligible to participate in a retirement plan adopted by the contract or certificate owner

  JOINT ANNUITANT:                      The person selected to receive payment after death of the annuitant when Option 2,
                                        Joint and Survivor Annuity, is elected

  BENEFICIARY:                          The person entitled to receive payment in the event benefits continue after death of annuitant
____________________________________________________________________________________________________________________________________

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